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                                                                   EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 2, 2000 relating to the consolidated financial statements and financial statement schedule, which appears in Wind River Systems, Inc.'s Annual Report on Form 10-K for the year ended January 31, 2000, as amended. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

May 25, 2000